PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-866-828-6951 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **SAMPLE**

Arin Large Cap Theta Fund
A Series of Starboard Investment Trust.

Special Meeting of Shareholders, [ ], 2023

The undersigned shareholder(s) of Arin Large Cap Theta Fund, a series of Starboard Investment Trust, hereby appoints [ ] and [ ], as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of Arin Large Cap Theta Fund to be held at [ ], 2023, at [ ], [ ], and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting

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Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-866-828-6951**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [ ], 2023. The proxy statement for this meeting is available at:

[LINK]

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Arin Large Cap Theta Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Directors, and the Proposals have been unanimously approved by the Board of Directors and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the "Plan") between Starboard Investment Trust, on behalf of the Arin Large Cap Theta Fund (the "Target Fund"), and the EA Series Trust (the "ETF Trust"), on behalf of the Alpha Architect Tail Risk ETF (the "Acquiring Fund"), a newly-created series of the ETF Trust, that provides for: (i) the acquisition of the assets and assumption of the liabilities of the Target Fund by the Acquiring Fund in exchange solely for shares of the Acquiring Fund, (ii) the pro rata distribution of such shares to the shareholders of the Target Fund, and (iii) the complete liquidation and dissolution of the Target Fund.	○	○	○
2.	To transact such other business as may properly come before the Meeting	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]